            Exhibit 24.1

                               POWER OF ATTORNEY

Know all by these present that Nnenna Lynch, does hereby make, constitute and appoint each of Stephen D. Plavin, Leon Volchyok and
Anthony F. Marone, Jr., or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned
(in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Blackstone Mortgage Trust, Inc. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5
(including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the
Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to her ownership of or transactions in securities of Blackstone Mortgage
Trust, Inc., unless earlier revoked in writing. The undersigned acknowledges that Stephen D. Plavin, Leon Volchyok and Anthony F. Marone, Jr. are not
assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                                       By:   /s/ Nnenna Lynch
                                             ----------------------------------
                                             Nnenna Lynch

                                       Date: June 11, 2021